AMENDMENT NO. 5 TO SCHEDULE A


     Terms used in the Schedule and not defined herein shall have the meaning specified in the AMENDED AND RESTATED SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT dated July 1, 1991, and as amended from time to time (the "Agreement"). Payments under the Agreement to CSC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred. This Amendment No. 5 to Schedule A shall be effective as of March 1, 1996, and supersedes the original Schedule A and Amendment Nos. 1, 2, 3 and 4 to Schedule A.

      1.   Each Fund that is a series of the Trust shall pay
CSC for the services to be provided by CSC under the Agreement an amount equal to the sum of the following:

          (a)  The Fund's Share of CSC Compensation

               PLUS

                     (b)  The Fund's Allocated Share of  CSC
               Reimbursable Out-of-Pocket Expenses.

In addition, CSC shall be entitled to retain as additional compensation for its services all CSC revenues for Distributor Fees, fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due CSC from shareholders of any Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

       2.     All  determinations  hereunder  shall  be   in
accordance with generally accepted accounting principles and subject to audit by the Fund's independent accountants.

     3.   Definitions

                "Allocated Share" for any month  means  that
          percentage of CSC Reimbursable Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

                "CSC  Reimbursable  Out-of-Pocket  Expenses"
          means (i) out-of-pocket expenses incurred on behalf of the Fund by CSC for stationery, forms, postage and similar items, (ii) networking account fees paid to dealer firms by CSC on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time and (iii) fees paid by CSC or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund in respect of expenses similar to those referred to in clause (i) above, to the extent the Trustees have approved the reimbursement by the Fund of such fees.

                "Distributor Fees" means the amount due  CSC
          pursuant to any agreement with the Fund's principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Fund.

                "Fund" means each of the open-end investment companies advised by CMA that are series of the Trusts which are parties to the Agreement.
               "Fund's Share of CSC Compensation" for any month means 1/12 of the following applicable percentage of the average daily closing value of the total net assets of such Fund for such month:


       Equity Funds:                                           Percent
       ------------                                            -------

                The Colonial Fund                                0.25
                Colonial Growth Shares Fund
                Colonial U.S. Fund for Growth
                Colonial Global Equity Fund
                Colonial Global Natural Resources Fund
                Colonial Small Stock Fund
                Colonial International Fund for Growth

       Taxable Bond Funds:

                Colonial U.S. Government Fund                     0.18
                Colonial  Adjustable Rate U.S. Government Fund
                Colonial Federal Securities Fund
                Colonial Income Fund

       Tax-Exempt Funds

                Colonial Tax-Exempt Insured Fund                  0.14
                Colonial Tax-Exempt Fund
                Colonial High Yield Municipal Fund
                Colonial California Tax-Exempt Fund
                Colonial Connecticut Tax-Exempt Fund
                Colonial Florida Tax-Exempt Fund
                Colonial Intermediate Tax-Exempt Fund
                Colonial Massachusetts Tax-Exempt Fund
                Colonial Michigan Tax-Exempt Fund
                Colonial Minnesota Tax-Exempt Fund
                Colonial New York Tax-Exempt Fund
                Colonial North Carolina Tax-Exempt Fund
                Colonial Ohio Tax-Exempt Fund
                Colonial Short-Term Tax-Exempt Fund

       Money Market Funds:

                Colonial Government Money Market Fund             0.20
                Colonial Municipal Money Market Fund

       Others:
                Colonial High Yield Securities Fund               0.25
                Colonial Strategic Income Fund                    0.20
                Colonial Utilities Fund                           0.20
                Colonial Strategic Balanced Fund                  0.25
                Colonial Global Utilities Fund                    0.20
                Colonial Newport Tiger Fund                       0.25

Agreed:

EACH TRUST ON BEHALF OF EACH FUND DESIGNATED
     IN APPENDIX I FROM TIME TO TIME


By:  ARTHUR O. STERN
     ---------------------------
     Arthur O. Stern, Secretary


COLONIAL INVESTORS SERVICE CENTER, INC.



By:  MARY MCKENZIE
     ------------------------------------
     Mary McKenzie, Senior Vice President


COLONIAL MANAGEMENT ASSOCIATES, INC.


By:  ARTHUR O. STERN
     -----------------------------------------
     Arthur O. Stern, Executive Vice President



                          EXHIBIT 1

                METHODOLOGY OF ALLOCATING CSC
             REIMBURSABLE OUT-OF-POCKET EXPENSES


1. CSC Reimbursable Out-of-Pocket Expenses are allocated to the Colonial Funds as follows:

     A.   Identifiable             Based on actual services
                                   performed and invoiced to
                                   a Fund.

     B.   Unidentifiable           Allocation will be based
                                   on three evenly weighted
                                   factors.

                                   -  number of shareholder accounts

                                   -  number of transactions

                                   -  average assets